UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2016
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

On May 12, 2016, Perrigo Company plc (the “Company”) issued a press release announcing its results of operations for the first quarter ended April 2, 2016 (the “Earnings Release”), which was furnished as an exhibit to the Company’s Current Report on Form 8-K filed on May 12, 2016. Subsequent to the issuance of the Earnings Release, management determined that there was a misstatement in interim income taxes in connection with the recording of indefinite-lived intangible asset impairment and estimated goodwill impairment, which was included in the financial information in the Earnings Release. As a result of this misstatement, the Company is reissuing the Earnings Release to correct this information, including the reported GAAP net loss and GAAP diluted loss per share. Although these corrections do not affect the Company’s adjusted results or adjusted guidance as reported in the Earnings Release, the Company is reissuing the Earnings Release in its entirety to avoid any confusion. A corrected copy of the Earnings Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

The earnings release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation for net sales on a constant currency basis, net sales excluding sales attributable to held for sale businesses, cost of sales, gross profit, operating expenses, operating income, interest expense, net, other expense, net, Loss on extinguishment of debt, income before income taxes, income tax expense, net income, diluted weighted average shares outstanding, diluted earnings per share, gross margin, operating margin and operating expenses as a percent of sales within its earnings release to the most directly comparable U.S. GAAP measures for these non-GAAP measures.

The Company excludes the items listed below in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Management uses adjusted financial data for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management also uses adjusted financial data to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Reported results were adjusted for the following items:

Three Months Ended April 2, 2016 Results

•	Amortization of acquired assets related to business combinations and asset acquisitions

•	Operating results attributable to held-for-sale businesses

•	Acquisition and integration-related charges

•	Goodwill and intangible impairment charges

•	Restructuring charges related to organizational improvements

•	Extinguishment of debt incurred in connection with debt refinancing

•	Equity method investment losses

Three Months Ended March 28, 2015 Results

•	Amortization of acquired assets related to business combinations and asset acquisitions

•	Acquisition and integration-related charges

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Increase in litigation accrual

•	Financing charges and extinguishment of debt incurred in connection with financing a complete acquisition

•	Losses on derivatives associated with hedging an acquisition's foreign currency-denominated purchase price

•	The weighted average effect of shares issued to finance an acquisition

2016 Full Year Guidance

•	Amortization of acquired assets related to business combinations and asset acquisitions and impact of acquisitions on deferred tax balances

•	Integration and restructuring-related charges

•	Operating results attributable to held-for-sale businesses

•	Goodwill and intangible asset impairment charges

•	Equity method investment losses

The information in this Current Report on Form 8-K/A is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K/A shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1	Corrected Press Release issued by Perrigo Company plc on May 16, 2016, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Judy L. Brown
Dated:	May 16, 2016		Judy L. Brown
Executive Vice President, Business Operations
and Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

99.1	Corrected Press Release issued by Perrigo Company plc on May 16, 2016, furnished solely pursuant to Item 2.02 of Form 8-K.